Exhibit 99.1

Speed Commerce Divests Retail Distribution Business, Now 100% Focused on E-Commerce Services

- Secures $35 Million Credit Facility to Support Continued Growth of E-Commerce Business -

DALLAS, TX – July 9, 2014 – Speed Commerce, Inc. (NASDAQ: SPDC), a vertically integrated, omni-channel platform of e-commerce services, has completed the asset sale of its legacy distribution business segment to WYNIT Distribution, LLC, a leading national wholesale distributor of products from the top national brands in a number of industries.

The divestiture completes the company’s transformation into a pure-play e-commerce services provider for some of the world’s leading brands. Speed Commerce has used the proceeds from the sale to pay down its line of credit and support the continued growth of its e-commerce business.

“We can now fully allocate our resources toward our higher growth and higher margin e-commerce business,” noted Richard Willis, president and CEO of Speed Commerce. “In fact, the divestiture allows us to significantly improve our margins, reduce overhead and the seasonal fluctuations of working capital, and brings together our entire organization around a common vision and purpose.”

“For our clients,” continued Willis, “this means they can now better leverage our omni-channel capabilities to unite an effective digital commerce strategy with their traditional retail channels and create the ultimate branded shopping experience for their customers.”

Craig-Hallum Capital Group served as investment banking counsel to Speed Commerce for the divestiture.

New Term Loan Facility

Speed Commerce has secured through Garrison Capital a $35 million, 60-month term loan facility, with up to an additional $15 million available. This term loan replaces the company’s asset-based revolving credit facility with Wells Fargo Capital Finance.

“Over the past two and a half years, we have dedicated considerable resources to bring the company to where it is today,” said Willis. “We now have the best people, solid working capital and state-of-the art infrastructure to drive double-digit growth in fiscal 2015 and beyond.”

About Speed Commerce

Speed Commerce, Inc. (NASDAQ: SPDC) is a single-source provider of e-commerce service solutions to leading retailers and manufacturers. The company’s omni-channel capabilities unite a digital commerce strategy with traditional retail channels, creating the ultimate branded shopping experience. Services include e-commerce platform development; hosting, managed and marketing services; order and inventory management; pick, pack & ship; returns processing; and 24/7 customer care. For additional information, please visit the company's website at www.speedcommerce.com.

Safe Harbor

The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the company achieves may differ materially from these forward-looking statements due to such risks and uncertainties. A detailed statement of risks and uncertainties is contained in the company’s reports to the U.S. Securities and Exchange Commission (the “SEC”), including, in particular, the company’s proxy materials, the company’s Form 10-K filings, as well as its other SEC filings and public disclosures.

Investors and shareholders are urged to read this press release carefully. The company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at www.sec.gov or at one of the SEC’s other public reference rooms in Washington, D.C., New York, New York or Chicago, Illinois. Please contact the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms.

Investor Relations:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

SPDC@liolios.com